Exhibit 10.4

ADDENDUM TO

LICENSE AGREEMENT

THIS ADDENDUM (the “Addendum”) to the License Agreement between Seven Cellos, LLC and Harbrew Imports Limited, a New York corporation, is made effective this __ day of June 2009 (the “Effective Date”), by and among Harbrew Imports Limited (the “Company”) and Seven Cellos, LLC, its affiliates and designees (collectively, the “DDV”).

RECITALS

WHEREAS, the Company and DDV entered into a License Agreement (the “License Agreement”) dated April 26, 2007 with respect to the manufacture, distribution, and promotion of an alcoholic beverage (liquer) which will be known as “Danny DeVito’s Premium Limoncello”; and

WHEREAS, this Addendum is being entered into in connection with the reverse merger between the Company and Iconic Brands, Inc. (formerly, Paw Spa, Inc.) (OTCBB: ICNB).

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties identified below hereby agree as follows:

1.
The Company agrees that it shall not make any material management decisions or enter into any material contracts without the prior written consent of DDV (or any designee) (the “Right to Consent”), provided, however, that if notice is provided to DDV of a material event that would require DDV’s consent and DDV fails to respond within five (5) business days of such notice, then DDV shall be deemed to have waived its Right to Consent.

2.	In the event that the Company defaults on its obligation in Section 1 above, DDV’s sole remedy will be its right to terminate the License Agreement.

3.	All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the License Agreement.

4.	Except as specifically amended hereby, the terms and conditions of the License Agreement remain in full force and effect.

IN WITNESS THEREOF, each of the Company and DDV has caused this Addendum to the License Agreement to be executed and delivered as of this __ day of June 2009.

ACCEPTED AND AGREED TO BY:

COMPANY:	DDV:

HARBREW IMPORTS, LTD.	SEVEN CELLOS, LLC
A New York corporation

By:_________________________	By:__________________________
Richard DeCicco	Danny DeVito
President	President